                                                                    EXHIBIT 10.4

                       AMENDMENT NO. 3 TO CREDIT AGREEMENT

                  This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this "Amendment") dated as of July 20, 2000 (the "Effective Date") is made among RAWLINGS SPORTING GOODS COMPANY, INC., a Delaware corporation ("Borrower"); the other Credit Parties signatory to the hereinafter defined Credit Agreement; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders ("Agent"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

                                    RECITALS

         A. Agent, Lenders and Credit Parties are party to that certain Credit Agreement dated as of December 28, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

         B. On and subject to the terms and conditions hereof, Agent, Lenders and Credit Parties wish to amend certain provisions of the Credit Agreement.

         C. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. Amendment. Subject to the conditions precedent set forth in
Section 3 hereof, the Credit Agreement is hereby amended as follows:

         (a) Section 1.1 of the Credit Agreement is amended by deleting each reference in Section 1.1(d) to "Term Loan," "Term Loan Commitment," "Term Note" and "Term Notes," replacing each such reference with a reference to "Term Loan A," "Term Loan A Commitment," "Term A Note" and "Term A Notes," respectively and adding the following new Section 1.1(e):

                  "(e) Term Loan B.

                  (i) Subject to the terms and conditions hereof, each Lender agrees to make a term loan on July 20, 2000 to Borrower (the "Term Loan B" and together with Term Loan A, the "Term Loan") in the original principal amount of its Term Loan B Commitment. The obligations of each Lender hereunder shall be several and not joint. The Term Loan B shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(e) (each a "Term B Note," collectively the "Term B Notes" and together with the Term A Notes, the "Term Notes"), and Borrower shall execute and deliver a Term B
         Note to each Lender. Each Term B Note shall represent the obligation of Borrower to pay the amount of the applicable Lender's Term Loan B Commitment, together with interest thereon as prescribed in Section 1.5.

                  (ii) Borrower shall pay the principal amount of the Term
         Loan B in fifty-two (52) consecutive monthly installments of $89,285.74 on the first day of each calendar month, commencing August 1, 2000, and a final installment on December 1, 2004 of $2,857,141.52 or such other amount as may be then outstanding. Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. Each payment of principal with respect to the Term Loan B shall be paid to Agent for the ratable benefit of each Lender, ratably in proportion to each such Lender's respective Term Loan B Commitment."

         (b) Section 1.3(c) of the Credit Agreement is amended by inserting the number (i) immediately prior to the first sentence, deleting each reference in such Section to "the Term Loan" and replacing each such reference with a reference to "Term Loan A" and then adding the following paragraphs immediately following such Section:

                           "(ii) Notwithstanding anything contained in
         Section 1.3(c)(i), any prepayment made by Borrower made only as a result of the sale of the distribution center located at 2909 Neeryard Road. Sprinfield, Missouri shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, seventy-five percent (75%) of such proceeds to Term Loan A in the following order: (i) to interest then due and payable on Term Loan A, (ii) to prepay the scheduled installments on the Term Loan A in inverse order of maturity, until such Loan shall have been prepaid in full; and third, twenty-five percent (25%) of such proceeds to the Swing Line Loan and Revolving Credit Advances in the following order: (i) to interest then due and payable on the Swing Line Loan, (ii) to the principal balance of the Swing Line Loan until the same shall have been repaid in full, (iii) to interest then due and payable on the Revolving Credit Advances,
         (iv) to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; and (v), to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

                           (iii) Notwithstanding anything contained in
         Section 1.3(c)(i), any prepayment made by Borrower made at a time when Term Loan A has been repaid in full shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, fifty percent (50%) of such proceeds to Term Loan B in the following order: (i) to interest then due and payable on Term Loan B, (ii) to prepay the scheduled installments on Term Loan B in inverse order of maturity, until such Loan shall have been prepaid in full; and third, fifty percent (50%) of such proceeds to the Swing Line Loan and Revolving Credit Advances in the following order: (i) to interest then due and payable on the Swing Line Loan, (ii) to the principal balance of the Swing Line Loan until the same shall have been repaid in full, (iii) to interest then due and payable on the Revolving Credit Advances, (iv) to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; and (v) to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments."

         (c) Section 1.5(a) of the Credit Agreement is amended by deleting clause (iii) of such Section and the word "and" immediately before such clause
(iii) and replacing such language with the following:

                  "(iii) with respect to the Term Loan A, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, at the election of the Borrower, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum; and (iv) with respect to the Term Loan B, the Index Rate plus the Applicable Term Loan B Index Margin per annum or, at the election of the Borrower, the applicable LIBOR Rate plus the Applicable Term Loan B LIBOR Margin per annum."

         (d) Section 1.5(a) of the Credit Agreement is further amended by deleting the first sentence of the second paragraph of such Section and replacing such sentence with the following sentence:

                  "The Applicable Term Loan A Index Margin, the Applicable Term Loan A LIBOR Margin, the Applicable Term Loan B Index Margin and the Applicable Term Loan B LIBOR Margin will be 1.00%, 2.50%, 1.25% and 2.75% per annum, respectively, as of the date of Amendment No. 3 to the Agreement."

         (e) Section 1.5(a) of the Credit Agreement is further amended by deleting the second grid set forth in such Section and replacing it with the following grid:

                               "APPLICABLE MARGINS

                                                                      LEVEL I          LEVEL II
                                                                      -------          --------
                  Applicable Index Margin                              0.75%            0.50%
                  Applicable LIBOR Margin                              2.25%            2.00%
                  Applicable Term Loan A Index Margin                  1.00%            0.75%
                  Applicable Term Loan A LIBOR Margin                  2.50%            2.25%
                  Applicable Term Loan B Index Margin                  1.25%            1.00%
                  Applicable Term Loan B LIBOR Margin                  2.75%            2.50%
                  Applicable L/C Margin                                2.25%            2.00%
                  Applicable Unused Line Fee Margin                    0.50%            0.50%"

         (f) The following new definitions are inserted into Annex A to the Credit Agreement in appropriate alphabetical order:

                           ""Applicable Term Loan A Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan A, as determined by reference to Section 1.5(a) of the Agreement.

                           "Applicable Term Loan A LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan A, as determined by reference to Section 1.5(a) of the Agreement.

                           "Applicable Term Loan B Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a) of the Agreement.

                           "Applicable Term Loan B LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a) of the Agreement.

                           "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan A Commitment and Term Loan B Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan A Commitments and Term Loan B Commitments, which aggregate commitment shall be Seventy Five Million Dollars

         ($75,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

                           "Term A Note" shall have the meaning assigned to it
in Section 1.1(d)(i).

                           "Term B Note" shall have the meaning assigned to it
in Section 1.1(e)(i).

                           "Term Loan A" shall have the meaning assigned to it
in Section 1.1(d)(i).

                           "Term Loan A Commitment" shall mean (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loan A as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan A, which aggregate commitment shall be Two Million Five Hundred Thousand Dollars ($2,500,000) on the date of Amendment No. 3 to the Agreement, as to each of clauses (a) and (b), as such Term Loan A Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

                           "Term Loan B" shall have the meaning assigned to it
in Section 1.1(e)(i).

                           "Term Loan B Commitment" shall mean (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loan B as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan B, which aggregate commitment shall be Seven Million Five Hundred Thousand Dollars ($7,500,000) on the date of Amendment No. 3 to the Agreement, as to each of clauses (a) and (b), as such Term Loan B Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

                           "Term Notes" shall have the meaning assigned to it in
Section 1.1(e)(i)."

         (g) The following definitions contained in Annex A to the Credit Agreement are deleted and replaced in their entirety with the following definitions:

                           ""Applicable Margins" means collectively the
         Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Index Margin, the Applicable Term Loan A Index Margin, the Applicable Term Loan B Index

         Margin, the Applicable LIBOR Margin, the Applicable Term Loan A LIBOR Margin and the Applicable Term Loan B Margin.

                           "Revolving Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations, which aggregate commitment shall be Sixty Five Million Dollars ($65,000,000) on the date of Amendment No. 3 to this Agreement, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                           "Term Loan" shall have the meaning assigned to it in
Section 1.1(e)(i)."

         (h) The definition of "Borrowing Base" contained in Annex A to the Credit Agreement is amended by deleting clause (c) thereof in its entirety and replacing such clause (c) with the following:

                  (c) during an Overadvance Period, the amount set forth below opposite such Overadvance Period:

                  "Overadvance Period Commencing              Amount
                  ------------------------------              ------
                  November 1, 2000                            $4,000,000
                  November 1, 2001                            $3,000,000
                  November 1, 2002                            $2,000,000
                  November 1, 2003                            $1,000,000
                  November 1, 2004                            $        0"

         (i) The definitions of "Applicable Term Loan Index Margin," "Applicable Term Loan LIBOR Margin," "Term Loan Commitment" and "Term Note" contained in Annex A to the Credit Agreement are deleted in their entirety.

         (j) Annex G to the Credit Agreement is amended by deleting paragraph
(b) thereof in its entirety and replacing such paragraph with the following paragraph:

                           "(b) Minimum Fixed Charge Coverage Ratio. Borrower
                  and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before November 30, 2000, the period commencing on December 1, 1999 and ending on the last day of such Fiscal Quarter) of not less than the following:

                  Fiscal Quarter                              Fixed Charge Coverage Ratio
                  --------------                              ---------------------------
                  Fourth Fiscal Quarter of Fiscal Year 2000            1.00 to 1.00
                  First Fiscal Quarter of Fiscal Year 2001             1.10 to 1.00
                  Second Fiscal Quarter of Fiscal Year 2001            1.10 to 1.00
                  Third Fiscal Quarter of Fiscal Year 2001             1.10 to 1.00
                  Fourth Fiscal Quarter of Fiscal Year 2001            1.10 to 1.00
                  First Fiscal Quarter of Fiscal Year 2002             1.15 to 1.00
                  Second Fiscal Quarter of Fiscal Year 2002            1.15 to 1.00
                  Third Fiscal Quarter of Fiscal Year 2002             1.15 to 1.00
                  Fourth Fiscal Quarter of Fiscal Year 2002            1.15 to 1.00
                  First Fiscal Quarter of Fiscal Year 2003             1.20 to 1.00
                  Second Fiscal Quarter of Fiscal Year 2003            1.20 to 1.00
                  Third Fiscal Quarter of Fiscal Year 2003             1.20 to 1.00
                  Fourth Fiscal Quarter of Fiscal Year 2003            1.20 to 1.00
                  First Fiscal Quarter of Fiscal Year 2004
                      and each Fiscal Quarter thereafter               1.25 to 1.00

                  Notwithstanding the foregoing, Borrower and its Subsidiaries shall have on a consolidated basis at the end of any Fiscal Quarter after each of the Term Loan A and the Term Loan B has been repaid in full, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.00:1.00."

         (k) Annex J to the Credit Agreement is deleted in its entirety and replaced by Annex J attached hereto.

         (l) Exhibit 1.1(d) to the Credit Agreement is deleted in its entirety and replaced by Exhibit 1.1(d) attached hereto.

         (m) Exhibit 1.1(e) is added to the Credit Agreement in the form of Exhibit 1.1(e) attached hereto.

         2. Representations and Warranties. As of the date hereof, Credit Parties hereby jointly and severally represent and warrant to Agent and Lenders as follows:

                  (a) After giving effect to this Amendment and the transactions contemplated hereby (i) no Default or Event of Default shall have occurred or be continuing and (ii) the representations and warranties of Credit Parties contained in the Loan Documents shall be true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

                  (b) The execution, delivery and performance, as the case may be, by each Credit Party of this Amendment and the other documents and transactions contemplated hereby are within each Credit Party's corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder approval) of each Credit Party, have received all necessary governmental approvals, and do not and will not contravene or conflict with any provision of law applicable to any Credit Party, the certificate or articles of incorporation or bylaws of any Credit Party, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon any Credit Party.

                  (c) This Amendment, the Credit Agreement and each other Loan Document is the legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its respective terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally or by application of general principles of equity.

         3. Conditions. This Amendment shall become effective as of the Effective Date, provided that as of the Effective Date (except as otherwise noted) each of the following items shall have been received by Agent or satisfied, as the case may be, all in form and substance satisfactory to Agent:

                  (a) Amendment. This Amendment, duly executed by each Credit Party, Agent and each Lender.

                  (b) Fees, Costs and Expenses. Agent shall have received (at Agent's option, by payment or as a charge against the Revolving Loan) an amendment fee equal to $18,750, for the ratable benefit of the Lenders, and reimbursement of the amounts payable by Agent to its legal counsel for the reasonable legal fees of such counsel, and the costs and expenses incurred by such counsel, in respect of the preparation and negotiation of this Amendment and the other documents executed in connection herewith and LaSalle Bank National Association, as Lender, shall have received from Borrower the amounts separately agreed to be paid by Borrower.

                  (c) Term Notes. Duly executed originals of the Term Notes for each Lender, dated as of the Effective Date.

                  (d) Revolving Notes. Duly executed originals of the Revolving Notes, reflecting the revised Revolving Loan Commitment for each Lender, dated as of the Effective Date.

         4. Effect on Loan Documents. This Amendment is limited to the specific purpose for which it is granted and, except as specifically set forth above (a) shall not be construed as a consent, waiver, amendment or other modification with respect to any term, condition or other provision of any Loan Document and
(b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.

         5. Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of Credit Parties, Agent, Lenders and their respective successors and assigns; provided that no Credit Party may assign its rights, obligations, duties or other interests hereunder without the prior written consent of Agent and Lenders. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

         6. Entire Agreement. This Amendment, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

         7. Incorporation of Credit Agreement. The provisions contained in Sections 11.9 and 11.13 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety with respect to this Amendment.

         8. Acknowledgment. Each Credit Party hereby represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which any Credit Party may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.

         9. Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

         10. Severability. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

         11. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                            [signature page follows]

                  IN WITNESS WHEREOF, this Amendment No.3 to Credit Agreement has been duly executed and delivered as of the day and year first above written. above.


                                            RAWLINGS SPORTING GOODS
                                            COMPANY, INC.


                                            By:
                                                --------------------------------
                                            Title:
                                                  ------------------------------


                                            RAWLINGS CANADA,
                                            INCORPORATED


                                            By:
                                                --------------------------------
                                            Title:
                                                  ------------------------------

                                            RAWLINGS DE COSTA RICA, S.A.


                                            By:
                                                --------------------------------
                                            Title:
                                                  ------------------------------

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, as Agent and Lender


                                            By:
                                                --------------------------------
                                            Title:  Duly Authorized Signatory



                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Lender


                                            By:
                                                --------------------------------
                                            Title:
                                                  ------------------------------

                 Annex J to Amendment No. 3 to Credit Agreement


                                     ANNEX J
          (FROM ANNEX A -DEFINITIONS OF REVOLVING LOAN COMMITMENT, TERM
      LOAN A COMMITMENT, TERM LOAN B COMMITMENT AND SWING LINE COMMITMENT)
                                       TO

                                CREDIT AGREEMENT

                           Revolving Loan            Term Loan A                Term Loan B               Total
Lender                     Commitment                Commitment                 Commitment                Commitment
------                     --------------            ------------               -----------               ----------
General Electric           $43,333,333.33            $1,666,666.67              $5,000,000.00             $50,000,000.00
  Capital Corporation

LaSalle Bank National      $21,666,666.67            $  833,333.33              $2,500,000.00             $25,000,000.00
  Association

Total                      $65,000,00.000            $2,500,000.00              $7,500,000.00             $75,000,000.00